                                                                       EXHIBIT 3


                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-2052042
                                                              ------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,    Gregory L. Summe                                        , *President
    -----------------------------------------------------------

and    Terrance L. Carlson                                     , *Clerk
    -----------------------------------------------------------

of     EG&G, Inc.                                                         ,
    ----------------------------------------------------------------------
                          (Exact name of corporation)

located at      45 William Street, Wellesley, MA 02481                    ,
           ---------------------------------------------------------------
                  (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       1
  ----------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

September 10, 1999 by vote of:
------------------

35,749,479 shares of       Common Stock             of 45,854,647 shares
----------           ------------------------------    ----------
                     (type, class & series, if any)

outstanding, ________________ shares of ______________________________ of
                                        (type, class & series, if any)

________________ shares outstanding, and _________________ shares of


______________________________ of ___________________ shares outstanding,
(type, class & series, if any)


(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or (2)**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

          The name of the Corporation is
                PerkinElmer, Inc.



* Delete the inapplicable words.        ** Delete the inapplicable clause
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 x 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

---------------------------------------  ---------------------------------------
       WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
------------ --------------------------  ---------- ----------------- ----------
    TYPE          NUMBER OF SHARES          TYPE    NUMBER OF SHARES  PAR VALUE
------------ --------------------------  ---------- ----------------- ----------
 Common:                                 Common:
------------ --------------------------  ---------- ----------------- ----------

------------ --------------------------  ---------- ----------------- ----------
 Preferred:                              Preferred:
------------ --------------------------  ---------- ----------------- ----------

---------------------------------------  ---------------------------------------


Change the total authorized to:

---------------------------------------  ---------------------------------------
       WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
------------ --------------------------  ---------- ----------------- ----------
    TYPE          NUMBER OF SHARES          TYPE    NUMBER OF SHARES  PAR VALUE
------------ --------------------------  ---------- ----------------- ----------
 Common:                                 Common:
------------ --------------------------  ---------- ----------------- ----------

------------ --------------------------  ---------- ----------------- ----------
 Preferred:                              Preferred:
------------ --------------------------  ---------- ----------------- ----------

---------------------------------------  ---------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ___________________________


SIGNED UNDER THE PENALTIES OF PERJURY, this 25TH day of OCTOBER, 1999.

/s/ Gregory L. Summe               Gregory L. Summe, *President
---------------------------------------------------

/s/ Terrance L. Carlson         Terrance L. Carlson, *Clerk
---------------------------------------------------

* Delete the inapplicable words.